                                                                     Exhibit 28F

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-S
                              September 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-S Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the September 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

    1.  The total amount of the distribution to Class A
        Certificateholders on the Payment Date per $1,000
        interest.                                                        $3.451

    2.  The amount of the distribution set forth in
        paragraph 1 above in respect of principal on the
        Class A Certificates, per $1,000 interest                        $0.000

    3.  The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Certificates, per $1,000 interest                        $3.451

B.  Information Regarding the Performance of the Trust

    1.  Collections of Receivables
    -----------------------------

    a.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Investor Certificates of all Series    $2,379,508,782.58


    b.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Series 1996-S Certificates               $276,383,855.54

    c.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Class A Certificates                     $241,835,873.60

    d.  The amount of Collections of Receivables processed
        for the Due Period with respect to the current
        Distribution Date which were allocated in respect of
        the Class A Certificates, per $1,000 interest                  $345.480

    e.  The amount of Excess Spread for the Due Period with
        respect to the current Distribution Date                  $7,900,314.19

    f.  The amount of Reallocated Principal Collections for
        the Due Period with respect to the current
        Distribution Date allocated in respect of the Class
        A Certificates                                                    $0.00

    g.  The amount of Excess Finance Charge Collections
        allocated in respect of the Series 1996-S
        Certificates, if any                                              $0.00

                                                                   Series 1996-S

    h.  The amount of Excess Principal Collections allocated
        in respect of the Series 1996-S Certificates, if any              $0.00

    2.  Receivables in Trust
    ------------------------

    a.  Aggregate Principal Receivables for the Due Period
        with respect to the current Distribution Date (which
        reflects the Principal Receivables represented by
        the Exchangeable Seller's Certificate and by the
        Investor Certificates of all Series)                 $13,910,900,457.26

    b.  The amount of Principal Receivables in the Trust
        represented by the Series 1996-S Certificates (the
        "Invested Amount") for the Due Period with respect
        to the current Distribution Date                        $800,000,000.00

    c.  The amount of Principal Receivables in the Trust
        represented by the Class A Certificates (the "Class
        A Invested Amount") for the Due Period with respect
        to the current Distribution Date                        $700,000,000.00

    d.  The Invested Percentage with respect to Finance
        Charge Receivables (including Interchange) and
        Defaulted Receivables for the Series 1996-S
        Certificates for the Due Period with respect to the
        current Distribution Date                                         5.751%

    e.  The Invested Percentage with respect to Principal
        Receivables for the Series 1996-S Certificates for
        the Due Period with respect to the current
        Distribution Date                                                 5.751%

    f.  The Class A Floating Percentage for the Due Period
        with respect to the current Distribution Date                    87.500%

    g.  The Class A Principal Percentage for the Due Period
        with respect to the current Distribution Date                    87.500%

    h.  The Collateral Floating Percentage for the Due
        Period with respect to the current Distribution Date             12.500%

    i.  The Collateral Principal Percentage for the Due
        Period with respect to the current Distribution Date             12.500%

    3.  Delinquent Balances
    -----------------------

        The aggregate amount of outstanding balances in the
        Accounts which were 30 or more days delinquent as of
        the end of the Due Period for the current
        Distribution Date                                       $542,588,250.84

    4.  Investor Default Amount
    ---------------------------

    a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1996-S Certificates (the "Investor Default Amount")

        1.  Investor Default Amount                               $4,253,954.32
        2.  Recoveries                                              $207,156.03
        3.  Net Default Receivables                               $4,046,798.29

                                                                   Series 1996-S

    b.  The Class A Investor Default Amount

        1.  Investor Default Amount                               $3,722,210.03
        2.  Recoveries                                              $181,261.53
        3.  Net Default Receivables                               $3,540,948.50

    c.  The Collateral Investor Default Amount

        1.  Investor Default Amount                                 $531,744.29
        2.  Recoveries                                               $25,894.50
        3.  Net Default Receivables                                 $505,849.79

    5.  Investor Charge-offs.
    -------------------------

    a.  The amount of the Class A Investor Charge-Offs per
        $1,000 interest after reimbursement of any such
        Class A Investor Charge-Offs for the Due Period with
        respect to the current Distribution Date                          $0.00

    b.  The amount attributable to Class A Investor Charge-
        Offs, if any, by which the principal balance of the
        Class A Certificates exceeds the Class A Invested
        Amount as of the end of the day on the Record Date
        with respect to the current Distribution Date                     $0.00

    c.  The amount of the Collateral Charge-Offs,if any, for
        the Due Period with respect to the current
        Distribution Date                                                 $0.00

    6.  Monthly Servicing Fee
    -------------------------

    a.  The amount of the Monthly Servicing Fee payable from
        available funds by the Trust to the Servicer with
        respect to the current Distribution Date                    $166,666.67

    b.  The amount of the Interchange Monthly Servicing Fee
        payable to the Servicer with respect to the current
        Distribution Date                                           $833,333.33

    7.  Available Cash Collateral Amount
    ------------------------------------

    a.  The amount, if any, withdrawn from the Cash
        Collateral Account for the current Distribution Date
        (the "Withdrawal Amount")                                         $0.00

    b.  The amount available to be withdrawn from the Cash
        Collateral Account as of the end of the day on the
        current Distribution Date, after giving effect to
        all withdrawals, deposits and payments to be made on
        such Distribution Date (the "Available Cash
        Collateral Amount" for the next Distribution Date)        $8,000,000.00

    c.  The amount as computed in 7.b as a percentage of the
        Class A Invested Amount after giving effect to all
        reductions thereof on the current Distribution Date               1.143%

    8.  Collateral Invested Amount
    ------------------------------

    a.  The Collateral Invested Amount for the current
        Distribution Date                                       $100,000,000.00

    b.  The Collateral Invested Amount after giving effect
        to all withdrawals, deposits, and payments on the
        current Distribution Date                               $100,000,000.00

                                                                   Series 1996-S

    9. Total Enhancement
    --------------------

    a.  The total Enhancement for the current Distribution
        Date                                                    $108,000,000.00

    b.  The total Enhancement after giving effect to all
        withdrawals, deposits and payments on the current
        Distribution Date                                       $108,000,000.00

C.  The Pool Factor
-------------------

        The Pool Factor (which represents the ratio of the
        Class A Invested Amount on the last day of the month
        ending on the Record Date adjusted for Class A
        Investor Charge-Offs set forth in B.5.a above and
        for the distributions of principal set forth in A.2
        above to the Class A Initial Invested Amount). The
        amount of a Class A Certificateholder's pro rata
        share of the Class A Invested Amount can be
        determined by multiplying the original denomination
        of the holder's Class A Certificate by the Pool
        Factor                                                     100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

    1.  The Deficit Controlled Amortization Amount for the
        preceding Due Period                                              $0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                       First USA Bank, National Association
                                        as Servicer



                                       By:        /s/ Tracie Klein
                                           ---------------------------------
                                                 TRACIE KLEIN
                                       Title:    FIRST VICE PRESIDENT